EXHIBIT B-10(f)(2)



                    WITHDRAWAL AND ASSIGNMENT AGREEMENT


     This Withdrawal and Assignment Agreement (the "Agreement") is made and entered into as of the first day of July, 2001 by and between Golden Peanut

Company, LLC, a Georgia limited liability company ("Golden") and Gold Kist,

Inc., a Georgia corporation ("Gold Kist").



                                 RECITALS



     WHEREAS, by letter dated July 31, 2001, Gold Kist notified Golden  and its  Members of the election of Gold Kist to withdraw from Golden effective

July 31, 2002, in accordance with Section 3.1 of the Operating Agreement of

Golden, dated as of March 30, 2000 (the "Operating Agreement");



     WHEREAS,  Golden,  Golden's Members (unanimously by  consent  to  this

Agreement  and  pursuant to Section 2.2(h) of the Operating Agreement)  and

Gold  Kist have agreed to modify the terms of exit as specified in  Section

3.1  of  the Operating Agreement by accelerating the effective date of  the withdrawal  of  Gold Kist from Golden so that the effective  date  of  such withdrawal shall be July 1, 2001.



     NOW,   THEREFORE,  in  consideration  of  the  mutual  covenants   and

conditions herein contained and other good and valuable consideration,  the receipt  and sufficiency of which is hereby acknowledged, Golden  and  Gold

Kist hereby agree as follows:



       1.    Terms.   Terms used in this Agreement which are defined  in  the
Operating Agreement shall have the same meaning for purposes of this Agreement as such terms have for purposes of the Operating Agreement.

       2. Distribution Calculation. Section 3.1(c) of the Operating Agreement provides that Golden shall pay the withdrawing Member the amount equal to the withdrawing Member's Interest times the book value of Golden as of the effective date of withdrawal. At July 1, 2001, the Member Interest of Gold
Kist was Twenty-Four and Nine Hundred Fifty Eight One Thousands percent (24.95886%). According to the unaudited balance sheet of Golden for its fiscal year ended June 30, 2001, a copy of which has been provided to Gold
Kist (the "6/30/01 Unaudited Balance Sheet"), the book value was Ninety
Seven Million One Hundred Forty-Four Thousand Eight Hundred and Ninety-Two Dollars ($97,144,892). Accordingly, pursuant to the 6/30/01 Unaudited
Balance Sheet, Gold Kist would be entitled to Twenty Four Million Two
Hundred Forty-Six Thousand Two Hundred and Fifty-Eight Dollars
($24,246,258) as a withdrawing distribution as of July 1, 2001 (the
"Unaudited Distribution"). Simultaneous with the execution of this Agreement, Golden shall pay Gold Kist the Unaudited Distribution in immediately available funds. The parties acknowledge that Golden expects to receive an audited balance sheet as of June 30, 2001 (the "6/30/01
Audited Balance Sheet") in September, 2001. Promptly upon receipt, Golden shall deliver a copy of the 6/30/01 Audited Balance Sheet to Gold Kist along with the calculation of the amount due Gold Kist pursuant to
Section 3.1(c) of the Operating Agreement and the 6/30/01 Audited Balance
Sheet (the "Audited Distribution"). If the Audited Distribution exceeds the Unaudited Distribution, Golden shall promptly pay Gold Kist such excess. If the Unaudited Distribution exceeds the Audited Distribution,
Gold Kist shall promptly pay Golden such excess.

     3. Assignment. Gold Kist does hereby transfer, assign and convey all of its Member's Interest to Golden, including, without limitation, all of its right, title and interest in and to the profits, losses, distributions and assets of Golden. This assignment shall be effective as of July 1, 2001. Accordingly, Gold Kist does hereby waive any interest it may have in and to the profits, losses, distributions and assets of Golden arising, accruing or existing after June 30, 2001.

       4. Representations. Gold Kist hereby represents and warrants to Golden as follows:

(a) It has good and marketable title to its Member's Interest, free and clear of any lien, pledge, security interest or other encumbrance of any kind; and

(b) It has the corporate power and authority to (i) execute and deliver this Agreement, and (ii) perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by its Board of Directors (or the Executive Committee thereof) and no other corporate or shareholder proceeding on its part is necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transaction contemplated hereby. This Agreement is legal, valid, binding and enforceable against it in accordance with its terms.

     5. Services. In accordance with Section 1.5(a) of the Operating Agreement, Gold Kist has been performing certain services for Golden. Gold Kist acknowledges its obligation under Section 1.5(a) of the Operating Agreement to cooperate with and continue to provide such services and/or support to Golden for a reasonable time not to exceed six (6) months.

     6. Reimbursement Agreement. Simultaneous with the execution of this Agreement, the parties have entered into a First Amendment to the Reimbursement Agreement, dated as of March 30, 2000, among Golden, Gold Kist, Alimenta (U.S.A.), Inc. (formerly Alimenta Holdings, Inc.), Archer-Daniels-Midland Company and Cargill, Incorporated.

     7. Litigation Sharing and Indemnification Agreement. Gold Kist acknowledges and agrees that its obligations under the Litigation Sharing and Indemnification Agreement among Golden, Gold Kist, Alimenta (U.S.A.), Inc. (formerly Alimenta Holdings, Inc.), Cargill Incorporated and Archer-Daniels-Midland Company, dated as of March 30, 2000, shall survive this Agreement and the withdrawal of Gold Kist from Golden and shall continue in full force and effect and be binding upon and enforceable against Gold Kist notwithstanding Gold Kist's withdrawal as a Member of Golden.

     8. Further Assurances. The parties to this Agreement agree to provide all other information, execute and deliver any further instruments or documents and take or forebear from any further acts, that may be reasonably required or useful to carry out the intent and purpose of this Agreement.

     9. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings of the parties in connection herewith. No change in or additions to this Agreement shall be binding upon the parties hereto unless and until in writing and signed by an authorized representative of each party.

     10. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

     In Witness Whereof, the parties hereto have caused this Agreement to be executed as of July 1, 2001 by their duly authorized representatives.





                                  GOLD KIST, INC.







                                  By:  /s/ John Bekkers



                                    Name: John Bekkers

                                    Title: CEO and President







                                  GOLDEN PEANUT COMPANY, LLC







                                  By:  /s/

                                    James W. Dorsett

                                    President



The Members hereby consent to Gold Kist, Inc.'s withdrawal from Golden

Peanut Company, LLC pursuant to Section 2.2(h) of the Operating Agreement to the extent such withdrawal is not pursuant to Section 3 of the Operating

Agreement.





                                  Alimenta (U.S.A.), Inc.



                                  By:  /s/

                                    Name:

                                    Title:



                                  Archer-Daniels-Midland Company



                                  By:  /s/

                                    Name:

                                    Title:



                                  Cargill Incorporated



                                  By:  /s/

                                    Name:

                                    Title:





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